UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2013

GateHouse Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33091	36-4197635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 20, 2013, GateHouse Media, Inc. and certain of its subsidiaries (collectively, “GateHouse”) commenced solicitation of votes to accept or reject a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) from all holders of Outstanding Debt, as defined below (the “Solicitation”), as more fully described in the Plan and the disclosure statement for the Plan (the “Disclosure Statement”). Pension, trade and all other unsecured claims of GateHouse would not be impaired under the Plan and their votes are not being solicited.

The Solicitation will expire at 5:00 pm prevailing Eastern Time on September 26, 2013, unless extended. If (i) Lenders under the Amended and Restated Credit Agreement by and among certain affiliates of GateHouse, the Lenders from time to time party thereto and the administrative agent thereto, dated as of February 27, 2007 (as amended, supplemented or modified from time to time, the “Credit Agreement”) and (ii) holders of GateHouse’s obligations under certain interest rate swaps secured thereunder (collectively, the “Outstanding Debt”) sufficient to meet the requisite threshold of 67% in amount and a majority in number (each calculated without including any insider) necessary for acceptance of the Plan under the Bankruptcy Code vote to accept the Plan in the Solicitation, GateHouse intends to commence Chapter 11 cases and seek approval of the Disclosure Statement and confirmation of the Plan therein.

To date, holders of Outstanding Debt, including Newcastle Investment Corp. (an affiliate of GateHouse) representing approximately 80.3% in amount of the Outstanding Debt (including certain amounts still pending trade settlement) and the Administrative Agent under the Credit Agreement have signed a Support Agreement agreeing to support the restructuring contemplated by the Plan.

GateHouse believes that it will be a viable long-term provider of print, online and other digital products, including mobile applications, after the completion of the Chapter 11 restructuring. GateHouse has not yet commenced Chapter 11 cases.

Epiq Bankruptcy Solutions, LLC is the Voting Agent for the Plan. Holders of Outstanding Debt may request additional copies of the Disclosure Statement or a replacement ballot by contacting the Voting Agent by email at gatehouse@epiqsystems.com, by telephone at (646) 282-2500, or at the following address: GateHouse Media, Inc. Ballot Processing Center, c/o Epiq Bankruptcy Solutions, LLC, 757 Third Avenue, Third Floor, New York, New York 10017.

GateHouse is electing to furnish under Item 7.01 the information contained in the Disclosure Statement and the Plan. The Disclosure Statement and the Plan are set forth as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Form 8-K that is furnished under this “Item 7.01 Regulation FD Disclosure” and the related Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Disclosure Statement

99.2	Prepackaged Plan of Reorganization (included in Exhibit 99.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

Date: September 20, 2013	By:	/s/ Michael E. Reed
		Name:	Michael E. Reed
		Title:	Chief Executive Officer